UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   March 20, 2024
(Date of earliest event reported)

BIO-RAD LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-7928

Delaware	94-1381833
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1000 Alfred Nobel Dr.
Hercules, California 94547
(Address of principal executive offices, including zip code)

(510)724-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.0001 per share	BIO	New York Stock Exchange
Class B Common Stock, Par Value $0.0001 per share	BIO.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2024, Bio-Rad Laboratories, Inc. (the “Company”) announced the appointment by the Board of Directors of the Company of Roop K. Lakkaraju as the Company’s Executive Vice President, Chief Financial Officer (including as principal financial officer), effective April 15, 2024.

Mr. Lakkaraju, age 53, joins the Company from Benchmark Electronics, a multi-national electronics manufacturing services company, where he was Executive Vice President and Chief Financial Officer from January 2018 to March 2024. From 2017 to 2018, Mr. Lakkaraju was Chief Financial Officer at Maana, Inc., an enterprise software company. From 2013 to 2017, he was Chief Operating Officer and Chief Financial Officer at Support.com, a provider of cloud-based software and services. Prior to that he held senior executive financial and operational roles at Quantros, Inc. from 2011 to 2013, 2Wire Inc. from 2007 to 2010, Solectron Corporation from 2002 to 2007, and Safeguard Scientifics from 1999 to 2002. Mr. Lakkaraju began his career as an auditor with Grant Thornton and PricewaterhouseCoopers, and holds a B.S. in Business Administration, Accounting, from San Jose State University. He also currently serves on the board of directors and as audit committee chair at Infinera Corporation, a publicly traded global supplier of open optical networking solutions.

The Company and Mr. Lakkaraju entered into an employment offer letter providing for, among other things, an annual base salary of $600,000 and a 2024 target cash bonus under the Company’s corporate incentive bonus plan of 75% of his eligible earnings. Within sixty days of his hire date, the Company’s Board will grant Mr. Lakkaraju restricted stock units valued at $1,450,000. Mr. Lakkaraju also is eligible to participate in the executive long term incentive plan with a targeted grant value of $2,000,000 in 2024 and is eligible for a housing and household goods relocation credit totaling $20,000, to be reimbursed based on submitted expenses. If Mr. Lakkaraju’s employment with the Company is terminated by the Company without good cause, he will be entitled to a lump sum payment equal to eighteen months of his then current annual base salary, provided that he first enters into a full release of all claims in favor of the Company, its affiliates and their respective officers, directors and employees in a form provided by the Company. A copy of the employment offer letter entered into between the Company and Mr. Lakkaraju is filed as Exhibit 10.1 to this report.

There are no arrangements or understandings between Mr. Lakkaraju and any person other than the Company pursuant to which he was appointed as Executive Vice President, Chief Financial Officer. There is no family relationship between Mr. Lakkaraju and any director or executive officer of the Company or any person nominated or chosen to become a director or executive officer of the Company. Mr. Lakkaraju has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Lakkaraju is furnished with this report as Exhibit 99.1.

ITEM 9.01    Financial Statements and Exhibits

Exhibit Number	Description
10.1	Employment Offer Letter between the Company and Roop K. Lakkaraju dated February14, 2024
99.1	Press Release dated March 20, 2024
104.1	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-RAD LABORATORIES, INC.

Date:	March 20, 2024	By:	/s/ Norman Schwartz
Norman Schwartz
President and Chief Executive Officer